                               FIRST AMENDMENT TO
                     AMENDED AND RESTATED CREDIT AGREEMENT
                     -------------------------------------


     This First Amendment to Amended and Restated Credit Agreement ("Agreement") is made as of this 13th day of August, 1996 by and between PSINet Inc. (f/k/a Performance Systems International, Inc.), a New York corporation ("PSI"), and InterCon Systems Corporation, a Delaware corporation ("InterCon"), as borrowers (PSI and InterCon hereinafter sometimes referred to individually as a "Borrower" and collectively as the "Borrowers"), and Fleet National Bank, formerly known as Fleet National Bank of Connecticut, successor by merger to Fleet Bank of Massachusetts, N.A. (hereinafter referred to as the "Bank"), as lender.

     WHEREAS, as of November 30, 1994, PSI and the Bank entered into a Credit Agreement (the "Original Credit Agreement");

     WHEREAS, as of March 24, 1995, PSI and the Bank entered into an amendment to the Original Credit Agreement (the "First Amendment to Credit Agreement") to
(i) increase the term credit from $2,000,000 to $8,500,000, (ii) add the then newly-acquired PSINet Pipeline New York, Inc. (formerly known as The Pipeline Network Inc.), as a guarantor (the "Guarantor") and (iii) otherwise amend the Original Credit Agreement, all as set forth in the First Amendment to Credit Agreement;

     WHEREAS, as of November 10, 1995, the Borrowers and the Bank entered into an Amended and Restated Credit Agreement (the "Amended and Restated Credit Agreement") which amended and restated the terms of the Original Credit Agreement as amended by the First Amendment to Credit Agreement to (i) increase the revolving credit from $1,500,000 to $5,000,000, (ii) add Software Ventures Corporation ("Software") and InterCon as borrowers under the revolving credit (to the extent provided therein), (iii) increase the term credit from $8,500,000 to $13,500,000 and (iv) make certain other changes, all as set forth in the Amended and Restated Credit Agreement;

     WHEREAS, on April 8, l996, Software merged with and into InterCon, with InterCon as the surviving entity;

     WHEREAS, the Borrowers and the Bank now desire to amend the Amended and Restated Credit Agreement by (i) increasing the term credit from $13,500,000 to $18,500,000, (ii) extending the Term Credit Expiration Date to June 30, 1997, and (iii) making certain other changes, all as set forth in this Agreement.

     NOW, THEREFORE, in consideration of the mutual promises contained in this Agreement, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. The terms "Borrower" and "Borrowers" as used in the Amended and Restated Credit Agreement, as amended by this Agreement, shall, for all purposes, from and after the date hereof have the meaning set forth in the first paragraph of this Agreement; prior to the date hereof such terms shall have the meaning ascribed to them in the Amended and Restated Credit Agreement. All references in the Amended and Restated Credit Agreement to "Agreement" shall from and after the date hereof mean the Amended and Restated Credit Agreement as amended by this Agreement.

     2.  Sections 1.01, 1.02(a), 1.03, 1.06, 4.12, 4.15, 4.19(e), 4.22, 4.23,
4.24, 4.25, 4.26, 4.28, 5.01(k) and 6.02 of the Amended and Restated Credit Agreement are hereby amended, as of the effective date of this

Agreement, by deleting said Sections in their entirety and substituting therefore the following:

         Section 1.01.  The Credit.
         ------------   ----------

         Subject to the terms and conditions hereof, and in reliance on the representations and warranties contained herein, the Bank hereby establishes a credit facility in favor of the Borrowers in the aggregate principal amount of $23,500,000, as set forth below (the "Credit"). The Credit shall consist of (a) a secured equipment term credit in favor of PSI in the maximum principal amount of $18,500,000 (the "Term Credit"), and (b) a secured revolving line of credit jointly in favor of the Borrowers in the maximum principal amount of $5,000,000 (the "Revolving Credit").

         Section 1.02.  The Term Credit.
         ------------   ---------------

               (a) Terms of Term Credit.  Subject to the terms and conditions
                   --------------------
hereof, and provided no Event of Default, or event which with the passage of time or giving of notice or both would become an Event of Default, has occurred PSI may, from time to time from the date hereof until up to June 30, 1997 (the "Term Credit Expiration Date") borrow (but not reborrow) from the Bank, and the Bank shall advance funds to PSI as requested pursuant to Section 1.02(e) hereof (each, a "Term Credit Advance" and collectively, the "Term Credit Advances"); provided, however, that:

                    (i) the aggregate of all Term Credit Advances shall not exceed $18,500,000 (the "Maximum Term Credit");

                    (ii) the maximum amount of any Term Credit Advance shall not exceed (a) on or prior to November 10, 1995 eighty percent (80%) (90% in cases of purchases from Ascend Communications and Cascade Communications only) or (b) after November 10, 1995 one hundred percent (100%), of the invoice (net of all purchase discounts and all soft costs including shipping, taxes and installation) of the Approved Equipment (as hereinafter defined) to be financed thereby; and

                    (iii)no Term Credit Advance shall be made unless (x) ten
                                                              ------
(10) business days prior to the date of any such Term Credit Advance, PSI shall have delivered to the Bank (1) a copy of the invoice for the equipment to be financed by the Term Credit Advance, (2) a written schedule of the address(es) at which the Approved Equipment to be financed by such Term Credit Advance will be located upon PSI's purchase thereof, together with the uniform commercial code financing statements executed by PSI necessary to perfect the Bank's first priority security interest therein, (3) if requested by the Bank, appropriate UCC-11 lien searches with respect to the locations scheduled pursuant to clause
(2) above, and (4) a completed Equipment Borrowing Certificate in the form of
Exhibit 1.02(a) to this Agreement signed by PSI's president or chief financial
- ---------------
officer, and (y) the Bank, in its sole discretion, shall have approved the financing of such equipment ("Approved Equipment").

         Section 1.03.  The Revolving Credit.
         ------------   --------------------

               (a) Terms of the Revolving Credit.  Subject to the terms and
                   -----------------------------
conditions hereof and provided no Event of Default, or event which with the passage of time or the giving of notice or both would become an Event of Default, has occurred, the Borrowers may, jointly and severally, from time to time from the date hereof up to June 30, 1997 (the "Revolving Credit Maturity Date") borrow and reborrow from the Bank, and the Bank shall advance funds to the Borrowers (an "Advance" or the "Advances"); provided that

                    (A) the aggregate of all Advances outstanding at any time during the term of the Revolving Credit shall not exceed the lesser at such time (the "Availability") of (i) the Maximum Revolving Credit, or (ii) an amount equal to the "Borrowing Base," each as defined below;

                    (B) the aggregate of all Advances outstanding at any time during the Revolving Credit in favor of PSI shall not exceed the lesser at such time (the "PSI Availability") of (i) the Maximum Revolving Credit or (ii) an amount equal to the PSI Borrowing Base, each as defined below; and

                    (C) the aggregate of all Advances outstanding at any time during the Revolving Credit in favor of InterCon shall not exceed the lesser at such time (the "InterCon Availability") of (i) $1,000,000 or (ii) an amount equal to the InterCon Borrowing Base, as defined below.

               (b)  Maximum Revolving Credit and Borrowing Base. The "Maximum
                    -------------------------------------------
Revolving Credit" at any time shall equal $5,000,000 less the aggregate undrawn face amount of all L/Cs outstanding at such time.

         The Borrowing Base shall be equal from time to time to the sum of the PSI Borrowing Base and the InterCon Borrowing Base.

         The PSI Borrowing Base shall be equal from time to time to 75% of PSI's Qualified Accounts less the sum of (i) 100% of the maximum outstanding liability
                   ----
under any L/Cs issued pursuant to Section 1.05 of this Agreement and (ii) (A) twenty percent (20%) of the aggregate outstanding principal amount of Term Credit Advances made after November 10, 1995 minus (B) the amount of cash collateral maintained by PSI at the Bank on terms satisfactory to the Bank.

         The InterCon Borrowing Base shall be equal from time to time to 75% of InterCon's Qualified Accounts.

         "Qualified Accounts" shall mean accounts receivable owed to a Borrower which (a) arise from the sale of goods or the provision of services by such Borrower (but only to the extent such goods or services have actually been delivered or provided to the account debtor), (b) are not outstanding for more than ninety (90) days after the original invoice date, (c) are due from an account debtor located in the United States, (d) are subject to a perfected first priority security interest in favor of the Bank, (e) are not represented by a note or other negotiable instrument, (e) are not subject to any setoff, dispute, credit, allowance or adjustment by the account debtor, and (f) have not been deemed unsatisfactory by the Bank in the exercise of its reasonable judgment.

         PSI shall furnish to the Bank not later than fifteen (15) days following the end of each monthly accounting period a Borrowing Base Certificate in the form of Exhibit 1.03(b) attached hereto, completed and signed by PSI's
               ---------------
chief financial officer. The Borrowing Base shown on such certificate shall be as of the last day of said monthly accounting period. The Bank shall be under no obligation to make any further advance if a Borrowing Base Certificate is not delivered within the specified period.

         In calculating the Borrowing Base hereunder, there shall be excluded from all Qualified Accounts the full amount of any deposit which an account debtor may have paid with respect to the goods to which such account receivable relates.

               (c)  Limit on Advances Outstanding.  The aggregate Advances
                    -----------------------------
outstanding at any time during any monthly period shall not exceed the lesser of the Borrowing Base or the Maximum Revolving Credit. The aggregate Advances outstanding at any time during any monthly period in favor of PSI shall not exceed the lesser of the PSI Borrowing Base or the Maximum Revolving Credit. The aggregate Advances outstanding at any time during any monthly period in favor of InterCon shall not exceed the lesser of the InterCon Borrowing Base or $1,000,000. If the aggregate Advances outstanding at any time exceed the amounts set forth in this Section 1.03(c), then the Borrowers shall forthwith pay such excess, and the Bank may, without prior notice to the Borrowers, charge the Borrowers' accounts with the Bank in order to effect such payment.

               (d)  The Revolving Credit Note.  All amounts owed by the
                    -------------------------
Borrowers with respect to Advances made by the Bank shall be evidenced by a promissory note in the principal amount of $5,000,000 in the form attached to this Agreement as Exhibit 1.03(d) (the "Revolving Credit Note"). The unpaid
                  ---------------
principal balance of the Revolving Credit Note may be voluntarily prepaid in whole or in part at any time without premium or penalty. Payment of such excess on account of a Borrower may be made by a borrowing by another Borrower, subject to the limits set forth in this Agreement.

               (e)  Interest.  Advances made by the Bank shall bear interest
                    --------
prior to maturity or the occurrence of an Event of Default (computed on the basis of actual number of days elapsed over a 360-day year) on the unpaid principal balances outstanding from time to time at a rate per annum equal to the Prime Rate plus one and one-half percent (1.5%). Interest shall be payable monthly in arrears on the last day of each month commencing in the month in which the Revolving Credit Note is issued. After maturity, or after the occurrence of an Event of Default and until said Event of Default shall have been cured or waived in writing by the Bank, amounts outstanding under the Revolving Credit Note shall bear interest at the Prime Rate plus four and one-half percent (4.5%).

               (f)  Requests for Advances.  Subject to the terms and conditions
                    ---------------------
contained in this Agreement, each Advance shall be made on the Banking Day on which the Bank receives notice from PSI, if such notice is received prior to 11:00 a.m. on such Banking Day, and otherwise on the next Banking Day. Each request for an Advance shall be made to the Bank in writing or by telephone by a duly authorized representative of PSI, and the Bank may rely upon any telephone request which it believes is made by such a representative. Each Borrower agrees and holds the Bank harmless for any action, including the making of Advances hereunder, or loss or expense, taken or incurred by the Bank in good faith reliance upon such telephone request. At the time of the initial request for an Advance made under this Section 1.03, PSI shall have provided the Bank with a Compliance Certificate (as defined in Section 4.07(a)). Each of the Borrowers hereby agrees (i) that the Bank shall be entitled to rely upon the most recent Compliance Certificate in the Bank's possession until it is superseded by another certificate, and (ii) that each request for an Advance, whether by telephone or in writing or otherwise, shall constitute a confirmation that the representations and warranties contained in the most recent Compliance Certificate then in the Bank's possession continue to be true and correct in all respects.

               (g)  Expiration.  The Revolving Credit shall expire on the
                    ----------
Revolving Credit Maturity Date and all then outstanding Advances shall be due and payable on such date together with all accrued and unpaid interest thereon and any other amounts then due.

         Section 1.06.  Term Credit Fee.
         ------------   ---------------

         In addition to the facility fees previously paid by PSI, PSI shall pay to the Bank 2_% of $5,000,000 or $125,000, payable as follows: (i) a one-time non-refundable facility fee equal to 1_% of $5,000,000 or $62,500 to be paid on the date hereof and (ii) at such time, if any, that the aggregate principal amount of all Term Credit Advances made by the Bank to the Borrowers and Software since the date of the Original Credit Agreement (including the advance causing such amount to be exceeded) exceeds $13,500,000, a one-time non-refundable facility fee equal to 1_% of $5,000,000 or $62,500.

         Section 4.12.  Limitation on Liability for Obligations of Others.
         ------------   -------------------------------------------------

         The Borrower will not assume, guarantee, endorse or otherwise be or become liable, contingently or otherwise, for the obligations of any Subsidiary, other corporation, firm or entity or other person, except for (i) the endorsement of negotiable instruments for deposit or collection in the normal course of its business (ii) guarantees of obligations of wholly-owned Subsidiaries under leases in an amount not to exceed $5,000,000 in the aggregate at any time for all of the Borrowers and their Subsidiaries taken together (iii) guarantees or contingent obligations to the extent permitted by Section 4.15(e), and (iv) guarantees approved in writing by the Bank prior to or after the date hereof.

         Section 4.15.  Loans and Investments.
         ------------   ---------------------

         Except as set forth on Schedule 4.15, neither the Borrower nor any
                                -------------
Subsidiary will purchase or otherwise acquire or retain any stock or obligations of, or make any loans or advances to, or investments in, any corporation or other entity or person, other than:

               (a) obligations of the United States of America, or any agency thereof, maturing not more than one (1) year from the date of issue thereof, or mutual funds comprised of the same, provided that the Bank shall acquire a perfected first-priority security interest in such obligations simultaneously with such purchase or acquisition;

               (b) certificates of deposit or other deposit obligations maturing not more than one (1) year from the date of issue thereof issued by any bank within the United States of America having total combined capital and surplus in excess of $100,000,000;

               (c)  short-term investment grade debt securities;

               (d) by PSI in wholly-owned Subsidiaries, provided that the aggregate amount of all such amounts during this Agreement shall not exceed $20,000,000, excluding any amounts previously advanced to Pipeline, it being understood that no future amounts shall be advanced to Pipeline, without the prior written consent of the Bank; and

               (e) loans, advances and guarantees to employees of the Borrower and its Subsidiaries in an aggregate amount for all of the Borrowers and their Subsidiaries taken together not to exceed $500,000.

         Section 4.19.  Restricted Payments.
         ------------   -------------------

               (e) cash payments in respect of fractional shares upon (i) conversion of shares of Preferred Stock into common stock, (ii) the exercise of stock options, (iii) the conversion of stock options or (iv) the conversion of capital stock in connection with stock acquisitions, mergers or consolidations.

         Section 4.22.  Quick Ratio.
         ------------   -----------

         The ratio of Quick Assets to Total Liabilities (excluding any liabilities of the Borrowers recorded as deferred revenue as a result of the accounting treatment by Borrower (as in effect on the date hereof) of service contract revenues) shall at all times, equal or exceed the ratios set forth opposite such periods:

                    Period                         Ratio
                    ------                         -----
     March 31, 1996 through June 30, 1996       1.0 : 1.0
     July 1, 1996 through September 30, 1996    0.9 : 1.0
     As of October 1, 1996 and thereafter       1.0 : 1.0

         "Quick Assets" shall mean the sum of all cash, cash equivalents, accounts receivable, short-term investments (as defined by generally accepted accounting principles), and marketable securities (as defined by generally accepted accounting principles) of the Borrowers and their Subsidiaries on a Consolidated basis.

         "Total Liabilities" shall mean all liabilities of the Borrowers and their Subsidiaries on a Consolidated basis that are treated as liabilities under generally accepted accounting principles, including the Revolving Credit and the Term Credit.

         Section 4.23.  Tangible Net Worth.
         ------------   ------------------

         The Tangible Net Worth shall as of the last day of each fiscal quarter commencing with the fiscal quarter ending June 30, 1996 equal or exceed the sum of $67,500,000, plus (X) 80% of all positive Net Income earned during each
                ----
fiscal quarter commencing with the fiscal quarter ended September 30, 1996, plus
                                                                            ----
(Y) 50% of the net tangible proceeds received from the sale by PSI of any shares of its capital stock during each fiscal quarter commencing with the fiscal quarter ended September 30, 1996.

         "Tangible Net Worth" shall mean an amount determined in accordance with generally accepted accounting principles equal to the difference between (a) the Stockholders' Equity of the Borrowers and their Subsidiaries on a Consolidated basis, minus (b) the total book value of all assets of the Borrowers and their
       -----
Subsidiaries on a Consolidated basis which would be treated as intangible assets.

         "Net Income" shall mean, with respect to any period, the net income (or net loss) of the Borrowers and their Subsidiaries on a Consolidated basis, after deduction of all expenses, taxes and other proper charges determined in accordance with generally accepted accounting principles.

         "Stockholders' Equity" shall mean an amount determined in accordance with generally accepted accounting principles equal to the difference between
(a) the assets of the Borrowers and their Subsidiaries on a Consolidated basis minus (b) the liabilities of the Borrowers and their Subsidiaries on a
- -----
Consolidated basis.

         Section 4.24.  Profitability.
         ------------   -------------

               (a) Subject to Section 4.24(c), as of the last day of each fiscal quarter commencing with the fiscal quarter ended June 30, 1997, the Borrowers shall have a positive Net Income with respect to each such fiscal quarter.

               (b) Subject to Section 4.24(c), as of the last day of each fiscal year commencing with the fiscal year ended December 31, 1997, the Borrowers' Net Income shall equal or exceed $2,500,000 with respect to each such fiscal year.

               (c) Notwithstanding anything contained in this Section 4.24 to the contrary, the requirements of Sections 4.24(a) and (b) shall not be required to be met as of the end of any fiscal quarter or fiscal year, as the case may be, if as of such fiscal quarter or fiscal year (i) the quick ratio calculated in accordance with Section 4.22 is greater than 1.50 to 1.00 and (ii) the leverage ratio calculated in accordance with Section 4.25 is less than 1.00 to 1.00.

         Section 4.25.  Leverage Ratio.  The ratio of the Borrowers' and their
         ------------   --------------
Subsidiaries' total liabilities (excluding any liabilities of the Borrowers recorded as deferred revenue as a result of the accounting treatment by the Borrowers of service contract revenues) on a Consolidated basis to Tangible Net Worth shall not exceed 1.25:1.0.

         Section 4.26.  Debt Service Ratio.  The ratio of Adjusted Net Income
         ------------   ------------------
to Debt Service shall, as of the last day of (i) the fiscal quarter ended December 31, 1996, equal or exceed 1.0:1.0 and (ii) as of the last day of each fiscal quarter commencing with the fiscal quarter ended March 31, 1997 equal or exceed 1.25:1.0; provided that the foregoing shall be determined on the basis of
                 --------
(a) with respect to the fiscal quarter ended December 31, 1996, solely with respect to such fiscal quarter, (b) with respect to the fiscal quarter ended March 31, 1997, the immediately preceding two fiscal quarters, (c) with respect to the fiscal quarter ended June 30, 1997, the immediately preceding three fiscal quarters, and (d) with respect to each fiscal quarter ended on or after September 30, 1997, the immediately preceding four fiscal quarters. Notwithstanding anything contained in this Section 4.26 to the contrary, the requirements of this Section 4.26 shall not be required to be met as of the end of any fiscal quarter if as of such fiscal quarter (i) the quick ratio calculated in accordance with Section 4.22 is greater than 1.50 to 1.00 and (ii) the leverage ratio calculated in accordance with Section 4.25 is less than 1.00 to 1.00.

         "Adjusted Net Income" shall mean, with respect to any period, the total of (a) Net Income with respect to such period, plus (b) to the extent deducted
                                               ----
in determining Net Income, taxes, depreciation and amortization expenses of the Borrowers and their Subsidiaries on a Consolidated basis for such period.

          "Debt Service" shall mean, with respect to any period, all payments of principal or interest by the Borrowers and their Subsidiaries on a Consolidated basis on account of indebtedness for borrowed money including, without limitation, payment of principal and interest on account of the Credit.

          Section 4.28.  Continuance of Key Employee and Key-Man Life Insurance.
          ------------   ------------------------------------------------------

          PSI will use its best efforts to cause William Schrader to at all times maintain his position as an officer of PSI and to continue to perform his duties and responsibilities with respect to PSI as of the Closing Date. PSI will at all times maintain in full force and effect key-man life insurance in the amount described in Section 3.01(l) on William Schrader. Such policy will be payable to PSI and will not be assigned to a third party. Certificates relating to such insurance will be furnished by PSI to the Bank upon demand by the Bank.

          Section 5.01.  Events of Default
          ------------   -----------------

               (k) William Schrader shall cease for any reason to be a principal officer of PSI.

          Section 6.02.  Notices.
          ------------   -------

          All notices hereunder shall be deemed to have been given when delivered in person, telefaxed to the number set forth below (with receipt acknowledged) or, if mailed, when actually received by the party to whom addressed; provided, however, that any written notice given pursuant to Article V hereof shall be deemed to be effective when mailed, so long as such notice is mailed by registered mail, postage prepaid. Such actual receipt shall be conclusively presumed if such notice shall be mailed by registered or certified mail, addressed to any party at its address set forth below or at any other address notified in writing to the other parties hereto, and if the sender shall have received back a return receipt, or if telefaxed to the number set forth below and receipt acknowledged.

     To the Bank:                       Fleet National Bank
                                        75 State Street - 4th Floor
                                        Boston, MA 02109
                                        Attention:  Thomas W. Davies
                                                    Vice President
                                        Telefax No.:  (617) 346-1633

     With a copy to:                    Goodwin, Procter & Hoar  LLP
                                        Exchange Place
                                        Boston, MA 02109-2881
                                        Attention:  H. David Henken, Esq.
                                        Telefax No.:  (617) 523-1231

     To each of the Borrowers:          PSINet Inc.
                                        InterCon Systems Corporation
                                        510 Huntmar Park Drive
                                        Herndon, VA 22070
                                        Attention:  Mr. Harold Wills
                                        Telefax No.:  (703) 904-4200

                                        PSINet Inc.
                                        InterCon Systems Corporation
                                        510 Huntmar Park Drive
                                        Herndon, VA 22070
                                        Attention:  General Counsel
                                        Telefax No.:  (703) 904-9527

     With a copy to:                    Nixon, Hargrave, Devans & Doyle, LLP
                                        437 Madison Avenue
                                        New York, NY 10022
                                        Attention: Richard F. Langan, Jr., Esq.
                                        Telefax No.: (212) 940-3111


     Notwithstanding anything contained in this Agreement to the contrary, notice to PSI shall be deemed to constitute notice to each Borrower.

     3.   Exhibits 1.02(a), 1.02(b), 1.03(b) and 4.07(a) of the Amended and
          ----------------------------------------------
Restated Credit Agreement are hereby deleted and replaced in their entirety with the forms of such exhibits attached to this Agreement. In addition, Schedules
                                                                     ---------
2.02, 2.17, and 4.15 to the Amended and Restated Credit Agreement are hereby
- --------------------
amended as provided on Schedule I attached hereto.  Furthermore, the Amended and
                       ----------
Restated Credit Agreement and the Security Documents are hereby amended as provided on Schedule II attached hereto.
            -----------

     4. PSI acknowledges that the documents evidencing the obligations of Mindspring Enterprises, Inc. in favor of PSI (the "Mindspring Notes") are part of the Bank's collateral and accordingly agrees to pledge the Mindspring Notes to the Bank. PSI agrees to immediately deliver the Mindspring Notes to the Bank as security for PSI's obligations to the Bank.

     5. The Borrowers represent that no Subsidiary other than InterCon, Pipeline and those Subsidiaries indicated on Schedule I (Schedule 2.02) hereto
                                             ----------
have annual revenues of over $500,000 or assets of over $1,000,000. As soon as practicable and in any event within sixty (60) days after the date of this Agreement, the Borrowers shall take all actions reasonably necessary to cause the Subsidiaries listed on Schedule I hereto with annual revenues of over
                           ----------
$500,000 or assets (as defined by generally accepted accounting principles) greater than $1,000,000 to pledge the maximum amount of stock of such Subsidiary permitted to be pledged in accordance with applicable laws to the Bank. If in the future any other Subsidiary exceeds annual revenues of $500,000 or has assets (as defined by generally accepted accounting principles) greater than $1,000,000, as soon as practicable and in any event within sixty (60) days of the occurrence of such event the Borrowers shall take all actions reasonably necessary to cause such Subsidiary to pledge the maximum amount of stock of such Subsidiary permitted to be pledged in accordance with applicable laws to the Bank.

     6.   After giving effect to this Agreement (including Schedules I and II
                                                           ------------------
hereto), all representations and warranties made by the Borrowers in the Amended and Restated Credit Agreement and the Security Documents are true and correct as of the date hereof (except for those representations which relate to a specific date which are true and correct on such date and except that the references in
Section 2.04 of the Amended and Restated Credit Agreement to the Financial Statements are deemed to refer to the most recent annual financial statements furnished to the Bank pursuant to Section 4.07 thereof).

     7. The Borrowers covenant that they will take whatever actions the Bank reasonably requests in order to permit the Bank to perfect its security interest in the new patents, trademarks and applications therefor listed on Schedule I
                                                                   ----------
(Schedule 2.17) attached hereto.
- ---------------

     8. The Borrowers represent, on behalf of themselves and each of their Subsidiaries, that they have performed and complied with all covenants and agreements required to be performed and complied with by them under the Amended and Restated Credit Agreement as amended by this Agreement and the Security Documents as amended by this Agreement except to the extent performance or compliance has been waived in writing by the Bank.

     9. Except as amended by this Agreement and any other written agreements of the Bank, all provisions of the Amended and Restated Credit Agreement, the Security Documents and all other documents referred to therein shall remain in full force and effect after giving effect to this Agreement.

     10. The Obligations (as defined in the Security Documents executed and delivered by the Borrowers and the Guarantor) of each Borrower and the Guarantor to the Bank secured by its respective Security Documents shall be deemed to include any additional obligations of the respective parties created by the terms of this Agreement.

     11. All references to Fleet Bank of Massachusetts, N.A. in any and all documents executed pursuant to the Amended and Restated Credit Agreement shall now be deemed to refer to Fleet National Bank.

     12. The execution of this Agreement does not (i) waive any breaches or defaults or (ii) relieve the Borrowers or Software from any liability caused by any breaches or defaults prior to the date hereof of any representations, warranties and covenants (including any financial covenants) contained in the Amended and Restated Credit Agreement, except for any breach or default which would not have occurred if this Agreement (including Schedules I and II hereto)
                                                     ------------------
had been in effect and except as disclosed on Schedules I and II hereto, or as
                                              ------------------
previously agreed to in writing by the Bank.

     13. The amendments set forth in this Agreement shall not be effective, and the Bank shall not be obligated to make a Term Credit Advance or Advance hereunder, or otherwise amend, modify or alter the Amended and Restated Credit Agreement unless and until all of the following conditions shall have been fulfilled or waived by the Bank:

               (a) Term Credit Note.  In the event there is to occur a Term
                   ----------------
Credit Advance on the Closing Date, PSI shall have executed and delivered to the Bank a Term Credit Note as well as provided such other documentation, certificates and information as is required by Section 1.02 in connection with a Term Credit Advance.

               (b) Legal Opinion of Counsel to the Borrowers.  The Bank shall
                   -----------------------------------------
have received the written opinion of Nixon, Hargrave, Devans & Doyle, L.L.P., counsel to the Borrowers, in form and substance reasonably satisfactory to the Bank and Bank Counsel covering such matters as the Bank and Bank Counsel may reasonably request.

               (c) No Default.  No Event of Default specified in Article V and
                   ----------
no event which, under Article V with the giving of notice or the lapse of time, or both, would become an Event of Default, shall have occurred and be continuing.

               (d) Officer's Certificate for Borrowers.  Each of the Borrowers
                   -----------------------------------
shall have delivered to the Bank a certificate substantially in the form of attached hereto with attached corporate resolutions authorizing the transactions contemplated by this Agreement.

               (e) Receipt of Mindspring Notes.  The Mindspring Notes in favor
                   ---------------------------
of PSI shall have been received by the Bank.

     14. This Agreement represents the entire agreement among the parties thereto relating to the amendment to the Amended and Restated Credit Agreement effected hereby, and supersedes all prior understandings and agreements among the parties relating to the subject matter of this amendment to the Amended and Restated Credit Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement under seal as of the date first above written.

                              PSINET INC.


                              By: /s/ William L. Schrader
                                  -----------------------
                                  Name:   William L. Schrader
                                  Title:  Chairman & President


                              INTERCON SYSTEMS CORPORATION


                              By: /s/ William L. Schrader
                                  -----------------------
                                  Name:   William L. Schrader
                                  Title:  Chairman


                              PSINET PIPELINE NEW YORK, INC.*


                              By: /s/ William L. Schrader
                                  -----------------------
                                  Name:   William L. Schrader
                                  Title:  President

                              FLEET NATIONAL BANK


                              By: /s/ Thomas W. Davies
                                  --------------------
                                  Name:   Thomas W. Davies
                                  Title:  Vice President


                              By: /s/ William E. Rurode Jr.
                                  -------------------------
                                  Name:  William E. Rurode Jr.
                                  Title: Senior Vice President


*PSINet Pipeline New York, Inc. executes this Agreement for the sole purpose of acknowledging and confirming that the Obligations under the Security Documents shall be deemed to include any additional Obligations created by this Agreement.

Exhibits and Schedules to the Amendment Agreement have been omitted.

The following is a list of the omitted Exhibits and Schedules which the Company agrees to furnish supplementally to the Commission upon request:

     Exhibits:
     --------

           Exhibit 1.02(a)     Form of Equipment Borrowing Certificate
           Exhibit 1.02(b)     Form of Term Credit Note
           Exhibit 1.03(b)     Form of Borrowing Base Certificate
           Exhibit 4.07(a)     Form of Compliance Certificate

     Schedules:
     ---------

           Schedule I          Certain Amendments to Amended and Restated
                                     Credit Agreement
           Schedule II         Certain Amendments to Amended and Restated
                                     Credit Agreement and Security Documents